EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of Mayflower Bancorp, Inc. (the “Registrant”) hereby certify that this Annual Report on Form 10-K for the year ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Edward M. Pratt
Name: Edward M. Pratt
Title: President and Chief Executive Officer

By:	/s/ Maria Vafiades
Name: Maria Vafiades
Title: Chief Financial Officer

Date: July 21, 2011